CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) March 9, 2001
                                                         --------------


                                   ECCS, INC.
 ------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     New Jersey                  0-21600                        22-2288911
--------------------------------------------------------------------------------
   (State or Other       (Commission File Number)   (IRS Employer Identification
    Jurisdiction                                              No.)
   of Incorporation)


One Sheila, Tinton Falls, New Jersey                                   07724
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                                 (732) 747-6995
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER.

     On March 9, 2001, ECCS, Inc., a New Jersey corporation (the "Company"), entered into a purchase agreement (the "Private Placement") with certain investors pursuant to which such investors purchased 1,450,000 shares of 6% Cumulative Convertible Preferred Stock, Series A (the "Series A Stock") at a purchase price of $2.00 per share. Upon consummation of the Private Placement, the investors owned approximately 49% of the Common Stock of the Company on an as-converted basis.

     C.E. Unterberg, Towbin acted as financial advisor to the Company and received a fee of 78,250 shares of Series A stock based on the aggregate gross proceeds raised in the Private Placement and, together with related parties, is deemed by the Company to beneficially own (within the meaning of that term under
Section 13(d)(1) of the Securities Exchange Act of 1934, as amended) approximately 29% of the Common Stock of the Company on an as-converted basis. Thomas I. Unterberg is a former director of the Company and the Chairman, Managing Director and member of the Executive Committee of C.E. Unterberg, Towbin. Thomas I. Unterberg disclaims beneficial ownership of the Common Stock owned by the related parties.

     Holders of Series A Stock are entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon, on an as-converted to Common Stock basis. In addition, the vote of 66 2/3% of the holders of Series A Stock is required in order for the Company to: (i) amend, alter or repeal the Certificate of Incorporation or By-laws of the Company (other than an amendment which changes the dividend payable on or the liquidation preference of the Series A Stock, for which the vote of 80% of the holders of Series A Stock is required); (ii) create a class of stock ranking senior or equal to the Series A Stock; (iii) increase the number of shares of any class or classes of stock ranking senior or equal to the Series A Stock
(other than for Series A Stock that is to be issued within 90 days of the initial closing, for which class approval of the Series A shareholders is not required); (iv) redeem or acquire shares of its capital stock or issue any capital stock or securities exchangeable into capital stock (with certain exceptions); (v) cancel any material indebtedness or waive any claim or rights of substantial value; (vi) permit or allow any liens, encumbrances or other restrictions with respect to its assets, except in the ordinary course of business; and (vi) sell or transfer all or substantially all of its assets or merge or consolidate with another corporation, or undertake any reclassification or recapitalization with respect to its capital stock.

     The Series A Stock ranks prior to the Common Stock with respect to dividends and upon liquidation, dissolution, winding up or otherwise. The holders of the outstanding shares of Series A Stock are entitled to receive, out of funds legally available for the payment of dividends, quarter-annual dividends. Each quarter-annual dividend is computed by dividing the annual dividend rate of $0.12 by four and is payable in cash or, at the option of the Company, in shares of Series A Stock. Series A Stock dividends are cumulative, whether or not declared, and are compound at an annual rate of 6% on the unpaid cumulative balance. No dividends may be paid or declared upon junior securities, including Common Stock, unless full cumulative dividends on all outstanding shares of Series A Stock are paid or have been set apart. Dividends may be declared on parity securities, only if dividends are also declared on the Series A Stock ratably in proportion to accumulated and unpaid dividends.

     The Series A Stock will mature on the date that is four years after issuance (the "Maturity Date"). On the Maturity Date, to the extent the Company has funds legally available for payment, the Company is required to redeem all shares of Series A Stock at a redemption price equal to $2.00 per share in cash together with any accrued and unpaid dividends thereon. The Series A Stock may be redeemed at the option of the Company after the first anniversary of the date of issuance of the shares of Series A Stock at a redemption price equal to $2.00 per share in cash together with any accrued and unpaid dividends, if the Current Market Price Per Common Share is $1.25 or greater for any 20 consecutive Trading Day Period, and the Daily Price on the last Trading Day of such 20 Trading Day period is $1.25 or greater. The Series A Stock may be redeemed at the option of each holder of Series A Stock at a redemption price equal to $2.00 per share in cash together with any accrued and unpaid dividends, if the Company enters into a transaction involving a merger, consolidation or sale or transfer of all of or substantially all of the assets of the Company that results in the holders of Common Stock receiving a value of less than $1.25 per share of Common Stock. Such holders of Series A Stock must exercise their option to redeem the shares of Series A Stock within 90 days after the closing of any such transaction.

     Each share of Series A Preferred Stock is initially convertible, at the option of its holder, at any time after issuance, into eight shares of Common Stock. The conversion ratio is subject to adjustments under certain conditions. The Series A Stock is automatically convertible upon the consummation of the Company's sale of Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended, at a per share offering price to the public of not less than $1.25 per share and resulting in net proceeds to the Company of at least $20,000,000.

     Subject to certain conditions, Holders of Series A Stock have a right of first offer with respect to the issuance of any new securities which would reduce such holder's holdings by 10% or more. The Company is obligated to use its best efforts to cause a shelf registration statement to be filed with the Securities and Exchange Commission as soon as practicable after the Closing, covering the shares of the Company's Common Stock underlying the Series A Stock. Subject to certain conditions, the Company is obligated to pay certain damages if there is a default in its obligation to register the securities as described above.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Information of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits.

     Exhibit No.    Description of Exhibit
     -----------    ----------------------

     3.1            Certificate   of  Amendment  to  the  Restated  and  Amended
                    Certificate of Incorporation, as amended.

     10.1 Series A Convertible Preferred Stock Purchase Agreement made as of March 9, 2001 by and between the Company and the investors set forth on the Schedule of Purchasers attached thereto as Exhibit A.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ECCS, Inc.



                                          By: /s/Gregg M. Azcuy
                                              --------------------------------
                                              Gregg M. Azcuy
                                              President and Chief Executive
                                              Officer
                                              (Principal Executive Officer)


Date: March 26, 2001